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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Members of Danka Business Systems PLC:

We consent to incorporation by reference in the registration statements (Nos. 33-75468, 33-75474 and 33-18615) on Form S-8, and (Nos. 33-95898, 33-94596 and
333-8455) on Form S-3 of Danka Business Systems PLC of our report dated July 14, 1999, relating to the consolidated balance sheets of Danka Business Systems PLC and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1999, and related schedules, which report appears in the March 31, 1999 annual report on Form 10-K of Danka Business Systems PLC.



                                                                  KPMG Audit Plc
                                                           Chartered Accountants
                                                              Registered Auditor
July 14, 1999                                                    London, England